For additional information, contact:

Kelly Blough                                                                    Colleen Nichols
SonicWALL, Inc. Investor Relations              SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329                                                                +1 (408) 962-6131
kblough@sonicwall.com                                                        cnichols@sonicwall.com

SonicWALL Reports Fourth Quarter and Fiscal Year 2008 Financial Results
Company Reports Fourth Quarter Operating Margin of 15% and Annual Revenue Growth of 10%

SUNNYVALE, Calif., February 11, 2009 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended December 31, 2008, with revenue of $54.3 million. The Company shipped 42,000 revenue units in the quarter.  Cash flow from operations was $5.4 million.

Net income for the fourth quarter of 2008 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $3.5 million, or $0.06 per diluted share.  In comparison, GAAP net income for the fourth quarter of 2007 was $23.0 million, or $0.35 per diluted share, reflecting a one-time, positive tax benefit of $24 million.

Non-GAAP net income for the fourth quarter of 2008 was $5.9 million or $0.11 per diluted share.  In comparison, non-GAAP net income for the fourth quarter of 2007 was $3.9 million, or $0.06 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, in process research and development, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

For fiscal year 2008 SonicWALL reported revenue of $218.6 million, representing revenue growth of 9.8% over fiscal year 2007. GAAP net income for fiscal year 2008 was $4.9 million, or $0.08 per diluted share, compared to a GAAP net income of $28.6 million, or $0.43 per diluted share, in fiscal 2007.

Non-GAAP net income for fiscal year 2008 was $16.9 million, or $0.29 per diluted share, compared to $18.8 million, or $0.28 per diluted share in fiscal year 2007. Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, in process research and development, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R). An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

“I am proud of what we accomplished in 2008,” said Matt Medeiros, CEO of SonicWALL.  “In a challenging environment, we gained market share, improved operating margin, and generated strong operating cash flow, all while investing heavily in technology advancement and infrastructure development that will support the future growth of  SonicWALL.”

Guidance for Q1 2009

SonicWALL expects first quarter 2009 revenue to be in the range of $48 million to $52 million.  The Company expects non-GAAP gross margin to be in the range of 71% to72% of revenue.  SonicWALL expects earnings per share in the first quarter of 2009 to be in the range of $0.04 to $0.06 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $0.00. to $0.02.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $2.8 million for the first quarter of 2009.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss fourth quarter and fiscal year 2008 results will take place today, February 11, 2009, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be found at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on February 16 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 2614744.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the first quarter of 2009, gross margin on a non-GAAP basis for the first quarter of 2009, earnings per share on a GAAP and non-GAAP basis for the first quarter of 2009, share based compensation expense for the first quarter of 2009, and our ability to continue to deliver industry leading enterprise security solutions.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
Product	$21,868	$27,295	$90,857	$98,936
License and service	32,389	28,719	127,787	100,263
Total revenue	54,257	56,014	218,644	199,199
Cost of revenue:
Product	11,028	11,840	43,507	40,555
License and service	4,690	4,745	20,102	15,894
Amortization of purchased technology	754	717	3,017	2,232
Total cost of revenue	16,472	17,302	66,626	58,681
Gross profit	37,785	38,712	152,018	140,518
Operating expenses:
Research and development	9,807	10,479	44,176	39,410
Sales and marketing	18,393	23,194	82,348	77,741
General and administrative	4,479	5,632	18,613	21,473
Amortization of purchased intangible assets	274	302	1,114	715
Restructuring charges	-	-	1,683	-
In-process research and development	-	-	-	1,930
Total operating expenses	32,953	39,607	147,934	141,269
Income (loss) from operations	4,832	(895)	4,084	(751)
Interest income and other expense, net	1,040	2,926	6,368	11,771
Income before income taxes	5,872	2,031	10,452	11,020
Benefit (provision) for income taxes	(2,418)	20,974	(5,571)	17,601
Net income	$3,454	$23,005	$4,881	$28,621
Net income per share:
Basic	$0.06	$0.37	$0.09	$0.45
Diluted	$0.06	$0.35	$0.08	$0.43
Shares used in computing net income per share:
Basic	53,575	62,678	56,069	64,305
Diluted	54,459	66,141	57,897	67,099

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, In Process Research and Development, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
Product	$21,868	$27,295	$90,857	$98,936
License and service	32,389	28,719	127,787	100,263
Total revenue	54,257	56,014	218,644	199,199
Cost of revenue:
Product	10,932	11,747	43,138	40,178
License and service	4,650	4,708	19,939	15,747
Total cost of revenue	15,582	16,455	63,077	55,925
Gross profit	38,675	39,559	155,567	143,274
Operating expenses:
Research and development	9,079	9,428	40,886	34,768
Sales and marketing	17,460	22,062	78,546	72,917
General and administrative	3,741	4,786	15,620	17,486
Total operating expenses	30,280	36,276	135,052	125,171
Income from operations	8,395	3,283	20,515	18,103
Interest income and other expense, net	1,040	2,926	6,368	11,771
Income before income taxes	9,435	6,209	26,883	29,874
Provision for income taxes	(3,491)	(2,297)	(9,947)	(11,054)
Non-GAAP net income	$5,944	$3,912	$16,936	$18,820
Non-GAAP net income per share:
Basic	$0.11	$0.06	$0.30	$0.29
Diluted	$0.11	$0.06	$0.29	$0.28
Shares used in computing net income per share:
Basic	53,575	62,678	56,069	64,305
Diluted	54,459	66,141	57,897	67,099

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Non-GAAP net income	$5,944	$3,912	$16,936	$18,820

Share-based compensation expense	(2,535)	(3,159)	(10,617)	(13,976)
Amortization of purchased intangible assets	(1,028)	(1,019)	(4,131)	(2,948)
Restructuring charges	-	-	(1,683)	-
In-process research and development	-	-	-	(1,930)
Tax effect of adjustments	1,073	23,271	4,376	28,655
Net effect of pro forma adjustments	(2,490)	19,093	(12,055)	9,801

Net income	$3,454	$23,005	$4,881	$28,621

Diluted Non-GAAP net income per share	$0.11	$0.06	$0.29	$0.28
Diluted net income per share	$0.06	$0.35	$0.08	$0.43

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2008	2007 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$45,127	$33,324
Short-term investments	60,327	195,647
Accounts receivable, net	20,945	26,255
Inventories	8,956	6,057
Deferred tax assets	9,423	11,107
Prepaid expenses and other current assets	11,861	9,447
Total current assets	156,639	281,837

Property and equipment, net	9,543	9,357
Goodwill	138,470	138,753
Long-term investments	61,450	-
Deferred tax assets, non-current	18,406	16,367
Purchased intangibles and other assets, net	17,328	26,321
Total assets	$401,836	$472,635

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,717	$10,875
Accrued payroll and related benefits	11,554	20,388
Other accrued liabilities	10,307	7,355
Deferred revenue	88,415	88,818
Total current liabilities	120,993	127,436

Deferred revenue, non current	15,072	12,419
Other accrued liabilities, non-current	-	5,076
Total liabilities	136,065	144,931

Shareholders' Equity:
Common stock, no par value	396,223	446,431
Accumulated other comprehensive loss, net	(9,209)	(2,284)
Accumulated deficit	(121,243)	(116,443)
Total shareholders' equity	265,771	327,704
Total liabilities and shareholders' equity	$401,836	$472,635

(1) December 31, 2007 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net cash provided by operating activities	$5,362	$17,181	$19,233	$62,160
Cash flows from investing activities:
Purchase of intangibles, property and equipment	(1,208)	(4,281)	(5,035)	(9,281)
Cash paid for acquisitions, net of cash acquired	-	-	-	(25,269)
Change in restricted cash in escrow	(1)	(1,428)	1,375	(1,379)
Maturity and sale of short-term investments, net of purchases	682	1,446	66,736	12,517
Net cash provided by (used in) investing activities	(527)	(4,263)	63,076	(23,412)
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	-	9,851	5,306	17,035
Repurchase of common stock	-	(20,489)	(79,408)	(49,916)
Excess tax benefits from share-based compensation	1,609	-	3,596	1,530
Net cash provided by (used in) financing activities	1,609	(10,638)	(70,506)	(31,351)
Net increase in cash and cash equivalents	6,444	2,280	11,803	7,397
Cash and cash equivalents at beginning of period	38,683	31,044	33,324	25,927
Cash and cash equivalents at end of period	$45,127	$33,324	$45,127	$33,324